                                     BY-LAWS

                                       OF

                            MARSH SUPERMARKETS, INC.

                             As Restated in Full on
      August 7, 1990 and amended on February 16, 1996 and November 26, 1997

                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. Annual Meeting. The Annual Meeting of the Shareholders of this Corporation shall be held within the State of Indiana on the first Tuesday in August of each year or such other date and at such time or place as established by the Board of Directors for the election of directors and the transaction of such business as may lawfully come before the meeting. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in cases in which special notice is required by the Articles of Incorporation, by statute or by these By-Laws.

         SECTION 2. Special Meetings. Special meetings may be called by the majority of the Board of Directors, by the Chairman of the Board of Directors or by the Chief Executive Officer by notifying the Secretary, in written form, of the desire for such a meeting and stating the purposes of such a meeting.

         SECTION 3.  Notice.

         (a) A written or printed notice, stating the place, day and hour of the annual meeting, and in case of a special meeting, the purpose thereof, shall be delivered or mailed, postage prepaid, to such address as appears upon the records of the Corporation by the Secretary, or the officers or persons calling the meeting to each shareholder of record entitled to vote at such meeting, at least 10 days prior to such meeting.

         (b) At an Annual Meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an Annual Meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be brought properly before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice (other than a request for inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934) must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice



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or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A shareholders' notice to the Corporation shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting
(i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         (c) It shall not be requisite to the validity of any meeting of shareholders that notice thereof, whether prescribed by law, by the Restated Articles of Incorporation or by these By-Laws, shall have been given to any shareholder who attends in person or by proxy, or to any shareholder who, in writing, executed and filed with the records of the meeting before the holding thereof, a waiver of notice setting forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. No notice of adjourned meetings of shareholders need be given.

         SECTION 4.  Voting.

         (a) Each shareholder of record of this Corporation, as determined in accordance with Article IV, Section 6 of these By-Laws, may vote in person or by proxy one vote for each outstanding share of voting stock standing in his or her name on the records of the Corporation.

         (b) Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Every proxy shall be in writing, subscribed by the shareholder or his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.




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         (c) No share shall be voted at any meeting:

                  (i) on which an installment is due and unpaid; or

                 (ii) which shall have been transferred on the books of the
                      Corporation within ten days preceding the date of the meeting; or

                (iii) which belongs to the Corporation.

         (d) Voting shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, then such shares shall be voted as follows:

                  (i) where shares are held jointly by three or more
                      fiduciaries, such shares shall be voted in accordance with the will of the majority; or

                 (ii) where the fiduciaries, or a majority of them cannot agree, or where they are equally divided, upon the question of voting such shares, they shall be voted in accordance with the order of any court of equitable jurisdiction obtained as in the statutes provided.

         (e) Unless otherwise provided in the agreement of pledge, pledged shares which shall have been transferred to the pledgee on the books of the Corporation may be voted by the pledgee.

         SECTION 5. Quorum. At all meetings of shareholders, a majority, in number of shares outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business; but in the absence of a quorum the shareholders present in person or by proxy at the time and place fixed by Section 1 of this Article I for an annual meeting, or designated in the notice of a special meeting, or at the time and place of any adjournment thereof, by majority vote may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original called meeting.

         SECTION 6. List of Shareholders. The Secretary, an Assistant Secretary, or other-officer in charge of the stock transfer books of the Corporation shall make, at least five (5) days before each shareholders' meeting, a complete list of the shareholders entitled by the Restated Articles of Incorporation to vote at said meeting, with the shareholders' names arranged in alphabetical order, which list shall be on file at the principal office of the Corporation and subject to inspection upon written demand by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to inspection upon written demand by any shareholder entitled to vote at the meeting during the holding of such meeting. The original stock register or transfer book or a duplicate thereof, kept in this State, shall be the only evidence as to the shareholders entitled to examine such list or the stock ledger or transfer book or vote at any meeting of the shareholders.



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         SECTION 7. Organization. The Chairman of the Board of Directors, and in
his absence the Chief Executive Officer, and in his absence the President, and in his absence a Vice-President, and in their absence any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as Chairman of such meetings, and the Secretary of the Company shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary, the presiding officer may appoint any shareholder to act as Secretary of the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1.  Election.

         (a) The members of the Board of Directors shall be elected by the shareholders at their annual meeting. Directors need not be shareholders. Each director shall hold office for a period of three years, or until his successor shall have been duly chosen and qualified or until he shall have resigned, or shall have been removed in the manner provided in Section 4 of this Article II, or unless he shall have been elected to a shorter term, as provided in Article IX of the Articles of Incorporation of this Corporation.

         (b) Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the



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meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 2. Duties and Powers. The business and property of the Corporation shall be conducted and managed by its Board of Directors, which may exercise all of the powers of the Corporation except such as are by statute, by the Articles of Incorporation or by these By-Laws, conferred upon or reserved to the shareholders. The corporate power of this Corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation and shall employ such agents and servants as the Board of Directors may deem advisable, and who may fix the rate of compensation of all agents, employees and officers.

         SECTION 3. Resignation. A director may resign at any time by filing his written resignation with the Secretary.

         SECTION 4. Removal. Any director may be removed at any time at any regular or special meeting of the shareholders of the Corporation called for such purpose by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 5. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, or created by any other cause, including an increase in the number of members of the Board of Directors through amendment to the Articles of Incorporation or the By-Laws, the vacancy shall be filled by the majority vote of the remaining members of the board, the newly elected member to serve until the next Annual Meeting of Shareholders.

         SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Secretary upon the direction of the Chairman of the Board of Directors, the Chief Executive Officer or upon the written request of any four directors.

         SECTION 7.  Regular Meetings.

         (a) The regular annual meeting of the directors shall be held within five days after the adjournment of the Annual Meeting of the Shareholders, at the office of the Corporation for the purpose of organization and the transaction of other business or at such other time and place as may be designated by the shareholders at such annual meeting. No notice of such first meeting shall be necessary.

         (b) In addition to the first regular meeting, regular meetings of the Board of Directors shall be held on such dates as may be fixed, from time to time, by the Board of Directors.

         SECTION 8. Notice of Meetings. Notice of the place, day and hour of every regular and special meeting shall be given to each director in advance of each such meeting by delivering or telephoning the same to him personally, or by sending the same to him by telegraph, or by leaving the same at his residence or usual place of business, or, in the alternative, by mailing it, postage pre-paid, and addressed to him at his last known post office address, according to the records of the Corporation.



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It shall not be requisite to the validity of any meeting of the Board of
Directors that notice thereof shall have been given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting, waives such notice. No notice of adjourned meetings of the Board of Directors need be given.

         SECTION 9. Dissent. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

         (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

         (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

         (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 10. Quorum. A majority of the actual number of directors elected and qualified shall constitute a quorum for the transaction of business except for filling of vacancies, but if, at any meeting of the board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time. The transaction of any business or the approval of any resolution shall require the affirmative vote of a majority of all directors regardless of the number in actual attendance.

         SECTION 11. Organization. The Chairman of the Board of Directors, and in his absence the Chief Executive Officer, and in their absence any director chosen by the directors present, shall call meetings of the Board of Directors to order, and shall act as Chairman of such meetings. The Secretary of the Company shall act as Secretary of the Board of Directors, and in the absence of the Secretary, the presiding officer may appoint any director to act as Secretary of the meeting.




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         SECTION 12.  Order of Business.  The order of business at all meetings of the Board of Directors shall be as follows:

         (i)   Roll Call
         (ii) Reading of the Minutes of the preceding meeting and action thereof
         (iii) Reports of Officers
         (iv)  Reports of Committees
         (v)   Unfinished Business
         (vi)  Miscellaneous Business
         (vii) New Business

         SECTION 13.  Executive Committee and Other Committees.

         (a) The Board of Directors may by resolution establish an Executive Committee which shall consist of the Chief Executive Officer and not fewer than two (2) nor more than four (4) other members of the Board of Directors. Each member of such Committee, as a prerequisite to service on the Committee, shall have served at least one (1) year on the Board of Directors. Committee members shall hold office so long as they are members of the Board of Directors and until removed or replaced by the Board of Directors. The Chairman of such committee shall be named by the Board of Directors, or, if none shall be named, shall be named by a majority of such committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation unless otherwise restricted by statute or resolution of the Board of Directors. The Executive Committee shall keep minutes of the business which it transacts. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action. Vacancies in the Executive Committee shall be filled by the Board of Directors.

         (b) The Board of Directors may by resolution establish an Audit Committee and such other committees as the Board of Directors may from time to time deem to be appropriate. Each member of each such committee shall be a member of the Board of Directors, shall be elected by a majority of the Board of Directors and shall serve until his resignation, removal or replacement by the Board of Directors. The chairman of such committee shall be named by the Board of Directors, or, if none shall be named, shall be named by a majority of the members of such committee. Each such committee shall have and exercise the authority conferred upon it by the Board of Directors. Each such committee shall keep minutes of its meeting. All action by any such committee shall be reported to the Board of Directors at its meeting next succeeding such action. Vacancies in such committees shall be filled by the Board of Directors.

         (c) Meetings of Committees. Unless otherwise provided by these By-Laws, each committee established by the Board of Directors shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the chairman or of any two members of the committee. A majority of the Executive Committee, including the presence of the Chief Executive Officer, shall be necessary to constitute a quorum for the transaction of business, unless the Chief Executive Officer, either before or after a meeting, waives the requirement that he be present to constitute a quorum, in which case any majority of the Executive Committee shall



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constitute a quorum. The transaction of any business or the approval of any resolution by the Executive Committee shall require the affirmative vote of a majority of all members of the Executive Committee, regardless of the number in actual attendance.

         SECTION 14. Number. The number of directors of the Corporation shall be ten (10).

                                   ARTICLE III

                                GENERAL OFFICERS

         SECTION 1. Designation. The offices of the Corporation shall consist of the Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and other subordinate officers as may be appointed by the Board of Directors from time to time. The Board of Directors of the Corporation may create such offices as in its judgment the business of the Corporation requires. The Chairman of the Board of Directors and the Chief Executive Officer shall be chosen from among the directors, but other officers need not be directors. Officers need not be shareholders of the Corporation. Any two or more offices may be held by the same person, except that the duties of the Chief Executive Officer and the Secretary shall not be performed by the same person.

         SECTION 2. Election and Removal. Officers shall be elected by the Board of Directors at its annual meeting and shall hold office for one year each or until their respective successors have been elected and qualified. The Board of Directors may remove any officer at any time, with or without cause. Vacancies in offices occurring by reason of death, resignation, removal or increase in the number of officers of the Corporation may be filled by the Board of Directors, except as otherwise provided by the law, and the officer elected to fill any such vacancy shall hold office until the next annual meeting of the Board of Directors or until his or her successor is elected and qualified.

         SECTION 3. Chief Executive Officer. The Chief Executive Officer shall serve as the Chief Executive Officer of the Corporation and shall have general and executive management control of the business and affairs of the Corporation, subject to the control of the Board of Directors. He shall, in general, perform all duties incident to the office of Chief Executive Officer and such other duties as, from time to time, may be assigned to him by the Board of Directors.

         SECTION 4. President. The President shall have active management of the operations of the Corporation, subject, however, to the control of the Board of Directors and the Chief Executive Officer. He shall, in general, perform all duties incident to the office of President and such other duties as, from time to time, may be assigned to him by the Board of Directors or the Chief Executive Officer.

         SECTION 5. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate. The Board of Directors may designate one of the vice presidents as an Executive Vice President who shall temporarily discharge the duties of the President in the case of his absence, death or inability to act. In the case of the death of the Chief Executive Officer, the President and the Executive Vice President or in the case of their simultaneous absence or inability to act, a Vice



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President shall be designated by the Board of Directors to perform temporarily the duties of the Chief Executive Officer.

         SECTION 6. Secretary. The Secretary shall attend all meetings of the shareholders, the Board of Directors and committees of the Board of Directors (unless the chairman of any such committee shall designate one of its members as secretary to such committee) and shall record, or cause to be recorded, accurate minutes of such meetings. He shall attend to the proper issuance of all notices of the Corporation and shall have custody of the minute books of the Corporation. In general, he shall perform all duties which are by law or custom incident to such office, and such other duties as may, from time to time, be assigned to him by the Board of Directors or the Chief Executive Officer.

         SECTION 7. Treasurer. The Treasurer shall have charge and custody, and be responsible for, all funds of the Corporation, and shall deposit such funds in such depositories as shall be selected by the Board of Directors. The Treasurer shall keep all books of account relating to the business of the Corporation and shall render a statement of the Corporation's financial condition whenever requested to do so by the Board of Directors. In general, he shall perform all the duties incident to such office, and such other duties as may, from time to time, be assigned to him by the Board of Directors or the Chief Executive Officer.

         SECTION 8. Assistant Officers. The Board of Directors may elect one or more assistant secretaries and one or more assistant treasurers, and such assistant officers, if any, shall hold office for such period and shall have such authority and perform such duties as the Board of Directors may prescribe.

         SECTION 9. Execution of Documents. All documents shall, unless otherwise (i) directed by the Board of Directors (ii) required by law or (iii) provided by these By-Laws, be executed on behalf of the Corporation, in the following manner:

         (a) All notes, bonds, leases, commercial paper and other evidences of indebtedness and deeds, mortgages, security agreements and other documents which provide for the sale or encumbrance of the assets of the Corporation shall be executed by the Chief Executive Officer, or the President and the Treasurer.

         (b) All checks, drafts, bills of exchange and orders for payment of money of the Corporation shall be executed by the Chief Executive Officer, the President or the Treasurer.

         (c) All other instruments in writing and legal documents shall be executed by the Chief Executive Officer or the President and attested by the Secretary.

         In the event of their absence or inability to act, the Chief Executive Officer, the President, Treasurer or the Secretary may designate an Executive Vice President, Vice President or subordinate officer to execute documents on his or her behalf.




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                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 1.  Certificates of Stock.

         (a) The Corporation shall issue to each shareholder a certificate signed by the Chief Executive Officer or the President, and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him. Where such certificate is also signed by a transfer agent or registrar, the signatures of any such Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary and the impression of the corporate seal may be facsimiles. The certificate shall state, the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid. If such shares have not been fully paid, the certificate shall be legibly stamped to indicate the percent which has been paid, and as further payments are made thereon the certificate shall be stamped accordingly.

         (b) If the Corporation issues more than one class, every certificate issued shall state the kind and class of shares represented thereby, and the relative rights, interest, preferences and restrictions of such class, or a summary thereof.

         SECTION 2. Form of Certificate. The stock certificates, representing the shares of the capital stock of this Corporation, shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors.

         SECTION 3. Transfer. Title to a certificate and to the shares represented thereby can be transferred only:

         (i)  By delivery of the certificate with a written assignment of the
certificate endorsed        either in blank or to a specified person by the
person appearing by the certificate to be the      owner of the shares
represented thereby; or

         (ii) By delivery of the certificate with a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

         SECTION 4. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

         SECTION 5. Stock Ledgers. An original or duplicate stock list, containing a complete and accurate list of the names and addresses of the shareholders of the Corporation and the number of shares held by them respectively, shall be kept at the principal office of the Corporation. The original



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

or duplicate stock ledger required by Article IV, Section 5 of these By-Laws shall be open to inspection and examination at the Corporation's principal office during the usual business hours of such office for all proper purposes by any shareholder of the Corporation, or his duly authorized agent or attorney. Any shareholder wishing to make such inspection or examination shall make a request therefor, under oath in writing at the Corporation's principal office, setting forth therein in detail the reasons for requesting such inspection or examination.

         SECTION 6. Record Dates. The Board of Directors is hereby authorized to fix the date, not exceeding seventy (70) days or in the absence of such determination by the directors, ten (10) days preceding the date of any meeting of shareholders. The Board of Directors is also hereby authorized to fix the date of any dividend payment date or any date for the allotment of rights, including voting rights. For the purpose of taking such record, the books of the Corporation shall be closed at the close of business on such date, and only shareholders of record on such date shall be entitled to notice of and to vote at such meetings, or to receive such dividends or rights, as the case may be.

         SECTION 7. Mutilated, Lost or Destroyed Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any mutilation, loss or destruction thereof, and the proper officers of the Corporation may cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and in all cases, upon the deposit of any open penalty bond or of indemnity by way of bond or otherwise, in an amount of at least equal to the then market value of the mutilated, lost or destroyed certificates and in such form and with such sureties or securities as the proper officers may approve to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates; but the officers may, in their discretion, refuse to issue such new certificates, save upon the order of some court having jurisdiction in such matters.

         SECTION 8. Dividends. The Board of Directors may, from to time, declare and the Corporation may pay dividends on its outstanding shares of capital stock, out of the unreserved and unrestricted earned surplus or out of any other source permitted by statutes. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, but no dividend payable in cash or property shall be paid out of surplus due to or arising from unrealized appreciation in value or from revaluation of assets.

         SECTION 9. Transfers to Capital. The Board of Directors may, from time to time, increase the capital of the Corporation by transfer of all or a part of the surplus of the Corporation to stated capital.






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


                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 1. Fiscal Year. The fiscal year of this Corporation shall begin on the first day following the end of the thirteenth week of each calendar year, and shall end on the last day of the thirteenth week of each calendar year.

         SECTION 2. Methods of Calling Subscriptions. The subscriptions for stock shall be payable in full at the time of making such subscriptions unless the Board of Directors shall authorize time be given and other terms of payment to be set forth in the stock subscription itself. In no event shall credit be given beyond eighteen months from the date of the subscription.

         SECTION 3. Amendments. These By-Laws may be adopted, amended or repealed at any meeting of the Board of Directors by the affirmative vote of three-fourths of the total directors regardless of the number in actual attendance.

         SECTION 4. Seal. This Corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper, and same shall be kept by the Secretary.

         SECTION 5. Waiver of Notice. Any shareholder, director or officer may, in writing, waive the giving and the mailing of any notice required to be given or mailed either by the statutes of Indiana, the Articles of Incorporation or by the By-Laws of this Corporation.






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